Exhibit 99

  INFINITY PROPERTY AND CASUALTY REPORTS 14.1% INCREASE IN BOOK VALUE AND 19.9%
                         INCREASE IN OPERATING EARNINGS

    BIRMINGHAM, Ala., Feb. 9 /PRNewswire-FirstCall/ -- Infinity Property and Casualty Corporation (Nasdaq: IPCC), a national provider of personal automobile insurance with an emphasis on nonstandard auto insurance, today reported for the fourth quarter of 2005:

                                           Three Months Ended                        Twelve Months Ended
                                              December 31,                               December 31,
                                 --------------------------------------     -------------------------------------
(in millions, except per share                                   %                                         %
 amounts and ratios)                2005          2004         Change          2005         2004         Change
------------------------------   ----------    ----------    ----------     ----------   ----------    ----------
Gross written
 premiums                        $    221.5    $    233.0          (4.9)%   $    988.7   $    940.2           5.2%
Revenues                         $    256.3    $    242.7           5.6%    $  1,053.3   $    951.8          10.7%

Net earnings                     $     32.0    $     31.7           0.9%    $    106.3   $     96.4          10.3%
Net earnings per
 diluted share                   $     1.53    $     1.52           0.7%    $     5.09   $     4.62          10.2%

Operating
 earnings (1)                    $     31.5    $     26.3          19.9%    $     84.4   $     87.2          (3.1)%
Operating earnings
 per diluted
 share (1)                       $     1.51    $     1.26          19.8%    $     4.04   $     4.18          (3.3)%

Underwriting
 income (1)                      $     43.3    $     29.2          48.1%    $    109.6   $     94.7          15.8%
Combined ratio                         81.9%         86.9%         (5.0)pts       88.6%        89.1%         (0.5)pts

Book value per
 share                           $    30.34    $    26.60          14.1%    $    30.34   $    26.60          14.1%

Return on equity                       21.0%         23.8%         (2.8)pts       18.1%        19.2%         (1.1)pts
Operating income
 return on equity (1)                  20.7%         19.7%          1.0 pts       14.4%        17.4%         (3.0)pts

Debt to total capital                  24.1%         26.7%         (2.6)pts       24.1%        26.7%         (2.6)pts

(1) Measures used in this release that are not based on generally accepted accounting principles ("non-GAAP) are defined at the end of this release and reconciled to the most comparable GAAP measure.

    In Infinity's 17 focus states, personal auto gross written premiums increased 8.0% for the twelve months ended December 31, 2005, but declined 4.5% in the fourth quarter of 2005. Personal auto policies-in-force in the 17 focus states increased 5.7% since December 31, 2004. Personal auto premiums in California, Infinity's largest state, were up 2.0% and 5.6% compared to the fourth quarter and twelve months ended December 31, 2004. Personal auto policy counts in California were up 3.1% compared to that at year-end 2004.

    Revenues for the three months and twelve months ended December 31, 2005, increased primarily due to an increase in earned premiums of 7.2% and 10.2%, respectively. Realized gains from sales of securities of $22.3 million also contributed to revenue growth for the twelve months ended December 31, 2005.

    2006 Earnings Guidance

    Infinity's initial guidance for 2006, based on fully diluted operating earnings, is $3.20 - $3.60.

    Forward-Looking Statements

    This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Statements which include the words "believes," "expects," "may," "should," "intends," "plans," "anticipates," "estimates," or the negative version of these words and similar statements of a future or forward-looking nature identify forward-looking statements. Examples of such forward-looking statements include statements relating to Infinity's expectations concerning market conditions, premium growth, earnings, investment performance, expected losses, rate changes and loss experience.

    Actual results could differ materially from those expected by Infinity depending on certain risks and uncertainties including but not limited to changes in economic conditions and financial markets (including interest rates), the adequacy or accuracy of Infinity's pricing methodologies, the actions of our competitors, the time to receive approval for the rollout of new programs and requested rate changes, judicial and regulatory developments affecting the automobile insurance industry, the outcome of pending litigation against Infinity, weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions) and changes in driving patterns and loss trends. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, see Infinity's filings with the Securities and Exchange Commission.

    Conference Call

    The Company will hold a conference call to discuss 2005 fourth quarter results at 11:00 a.m. (ET) today, February 9. There are two alternative communication modes available to listen to the call. Telephone access will be available by dialing 1-866-578-5771 and providing the confirmation code 73542119. Please dial 5 to 10 minutes prior to the scheduled start time. A replay of the call will also be available one hour following the completion of the call, at around 12:00 p.m. (ET), and will run until 8:00 p.m. on Thursday, February 16, 2006. To listen to the replay, dial 1-888-286-8010 and provide the confirmation code 70024452. The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, go to Infinity's website, http://www.ipacc.com, click on Investor Relations and follow the instructions at the webcast link. The archived webcast will be available on Infinity's website approximately one hour following the completion of the call and will be available for one year.

Infinity Property and Casualty Corporation
Statement of Earnings
(in millions, except EPS)

                                        For the Three Months     For the Twelve Months
                                         Ended December 31,        Ended December 31,
                                      -----------------------   -----------------------
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Revenues:
  Earned premiums                     $    238.8   $    222.7   $    961.5   $    872.3
  Net investment income                     16.6         16.5         65.5         65.7
  Realized gains (1)                         0.0          1.0         22.3          6.9
  Other income (2)                           0.9          2.5          4.0          6.9
  Total revenues                           256.3        242.7      1,053.3        951.8

Expenses:
  Loss and loss adjustment
   expenses (3)                            143.9        153.6        644.8        603.3
  Commissions and other
   underwriting expenses                    51.6         39.9        207.1        174.3
  Interest expense on debt                   2.8          2.8         11.1         10.7
  Corporate general and
   administrative expenses                   1.6          1.7          6.6          6.4
  Loss on retirement of
   long-term debt                             --           --           --          3.4
  Other expenses (4)                         8.8          9.2         34.9         24.1
  Total expenses                           208.6        207.1        904.5        822.3

Income before taxes                         47.7         35.6        148.8        129.5
Income taxes (5)                            15.7          4.0         42.5         33.1
Net earnings                          $     32.0   $     31.7   $    106.3   $     96.4

Net earnings per share -  basic       $     1.55   $     1.54   $     5.15   $     4.69

Weighted average shares - basic           20.644       20.574       20.640       20.560

Net earnings per share - diluted      $     1.53   $     1.52   $     5.09   $     4.62

Weighted average shares - diluted         20.907       20.872       20.892       20.859

     Note:  Columns may not foot due to rounding

    Notes:

    (1) Realized gains for the twelve months ended December 31, 2005, include $20.3 million of taxable gains from securities sold to utilize a portion of the available tax loss carry-forward.

    (2) Other income for the fourth quarter and twelve months ended December 31, 2004, includes $1.1 million pre-tax non-recurring management fee income. Other income for the twelve months ended December 31, 2004 also includes a $1.1 million pre-tax gain from the sale of real estate.

    (3) Loss and loss adjustment expenses for the three months and twelve months ended December 31, 2005, includes $13.9 million and $32.8 million, respectively, of favorable development on prior accident period loss and loss adjustment expense reserves. Loss and loss adjustment expenses for the three months and twelve months ended December 31, 2004, includes $7.6 million and $14.5 million, respectively, of favorable development on prior accident period loss and loss adjustment expense reserves.

    (4) Other expenses for the twelve months ended December 31, 2005, include a $2.6 million pre-tax loss from subleased space. The increase in other expenses for the twelve months ended December 31, 2005 is also attributable to higher than average premium receivables charged off in the second, third and fourth quarters of 2005 from more liberal credit terms in several states and higher corporate litigation expenses in the first quarter of 2005.

        Other expenses for the twelve months ended December 31, 2004, include a $0.7 million pre-tax loss related from subleased space.

    (5) Income taxes for the twelve months ended December 31, 2005, include a $7.4 million tax benefit from the utilization of net capital loss carry-forwards.

        Income taxes for the three months and twelve months ended December 31, 2004, include a $4.8 million tax benefit from the utilization of net capital loss carry-forwards as well as a $3.5 million reduction in valuation reserves and tax reserves. Income taxes for the twelve months ended December 31, 2004, also include a $2.1 million tax benefit from the utilization of Alternative Minimum Tax credits originating in years prior to 2003.

Infinity Property and Casualty Corporation
Condensed Balance Sheet
(in millions, except book value per share)

                                                     For the Period Ended
                                                -----------------------------
                                                December 31,    September 30,
                                                    2005             2005
                                                ------------    -------------
Assets:
  Investments:
    Fixed maturities (1)                        $    1,323.0    $     1,299.0
    Equity securities                                   59.7             56.0
      Total investments                              1,382.8          1,355.0
  Cash and cash equivalents (1)                         64.9             87.9
  Accrued investment income                             16.8             14.7
  Agents' balances and premiums receivable             289.9            295.2
  Prepaid reinsurance premiums                           9.0             11.0
  Amounts recoverable from reinsurers                   18.9             22.4
  Deferred policy acquisition costs                     70.4             76.1
  Current and deferred income taxes                     29.5             26.5
  Prepaid expenses, deferred charges
   and other assets                                     14.3             21.8
  Goodwill                                              75.3             75.3
      Total assets                              $    1,971.7    $     1,985.9

Liabilities and Shareholders' Equity:
  Unpaid losses and loss adjustment expenses    $      624.6    $       640.4
  Unearned premium                                     402.2            423.0
  Amounts payable to reinsurers                          3.3              4.5
  Long-term debt                                       199.4            199.4
  Commissions payable                                   28.3             29.6
  Accounts payable, accrued expenses and
   other liabilities                                    87.4            100.0
      Total liabilities                              1,345.1          1,396.9
Shareholders' Equity
  Common stock                                          20.7             20.7
  Additional paid-in capital                           331.5            331.2
  Treasury stock                                        (1.1)            (1.1)
  Retained earnings (2)                                279.2            237.3
  Unearned compensation (restricted stock)              (0.0)            (0.1)
  Unrealized gains (losses), net                        (3.6)             1.0
      Total shareholders' equity                       626.6            589.0
      Total liabilities and
       shareholders' equity                     $    1,971.7    $     1,985.9
  Shares outstanding                                  20.649           20.641
  Book value per share                          $      30.34    $       28.54

                   Note: Columns may not foot due to rounding

    Notes:
    (1) Cash received from sales of securities in the second quarter continued to be reinvested in longer term securities during the fourth quarter resulting in the decline in cash and short-term investments.
    (2) Net income of $32.0 million, a correction of an immaterial error of $11.1 million less shareholder dividends of $1.2 million resulted in the increase in retained earnings from September 2005.

    Definitions of Non-GAAP Financial and Operating Measures

    Operating earnings are defined as net income, before realized gains and losses and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.

    Underwriting income measures the insurer's profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting loss and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of investment income or taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.

    Below is a schedule that reconciles operating earnings and underwriting income, both non-GAAP measures, to net earnings:

                               For the Three Months        For the Twelve Months
                                Ended December 31,          Ended December 31,
                             ------------------------    ------------------------
(in millions, except EPS)       2005          2004          2005          2004
--------------------------   ----------    ----------    ----------    ----------
Earned premiums              $    238.8    $    222.7    $    961.5    $    872.3
Loss and loss adjustment
 expenses                        (143.9)       (153.6)       (644.8)       (603.3)
Commissions and other
 underwriting expenses            (51.6)        (39.9)       (207.1)       (174.3)

Underwriting income                43.3          29.2         109.6          94.7

Net investment income              16.6          16.5          65.5          65.7
Other income                        0.9           2.5           4.0           6.9
Interest expense on debt           (2.8)         (2.8)        (11.1)        (10.7)
Corporate general and
 administrative expenses           (1.6)         (1.7)         (6.6)         (6.4)
Loss on retirement of
 long-term debt                      --            --            --          (3.4)
Other expenses                     (8.8)         (9.2)        (34.9)        (24.1)

Pre-tax operating income           47.7          34.6         126.5         122.6

  Income tax expense               16.2           8.4          42.1          35.4

Operating earnings,
 after-tax                         31.5          26.3          84.4          87.2

  Realized gains                    0.0           1.0          22.3           6.9
  Income tax expense                 --          (0.4)         (7.8)         (2.4)
  Utilization of capital
   loss carry-forward               0.5           4.8           7.4           4.8
      Realized gains
       (after-tax)                  0.5           5.4          21.9           9.2

Net earnings                 $     32.0    $     31.7    $    106.3    $     96.4

Operating earnings per
 share - diluted             $     1.51    $     1.26    $     4.04    $     4.18
Net realized gains                   --          0.03          0.70          0.21
Utilization of capital
 loss carry-forward                0.02          0.23          0.35          0.23
Net earnings per
 share - diluted             $     1.53    $     1.52    $     5.09    $     4.62

                   Note: Columns may not foot due to rounding

    Infinity also makes available an investor supplement on our website. To access the supplemental financial information, go to www.ipacc.com and click on "Investor Relations" followed by "Quarterly Reports."

SOURCE  Infinity Property and Casualty Corporation
    -0-                             02/09/2006
    /CONTACT: Amy Starling, AVP, Investor Relations of Infinity Property and Casualty Corporation, +1-205-803-8186/
    /First Call Analyst: /
    /FCMN Contact: amy.starling@ipacc.com /
    /Web site:  http://www.ipacc.com/